                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          Commercial Bancshares, Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
-------------------------------------------------------------------------------
         (State of Other Jurisdiction of Incorporation or Organization)

                                   34-1787239
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

             118 S. Sandusky Avenue, Upper Sandusky, Ohio    43351
-------------------------------------------------------------------------------
               (Zip Code)(Address of Principal Executive Offices)

               Commercial Bancshares, Inc. 1997 Stock Option Plan
-------------------------------------------------------------------------------
                            (Full Title of the Plan)

              David J. Browne, Esq., Staff Counsel for Registrant
             118 S. Sandusky Avenue, Upper Sandusky, Ohio    43351
-------------------------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                 (419)294-5781
-------------------------------------------------------------------------------
                    (Telephone Number of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed                Proposed
       Title of                                          Maximum                 Maximum
      Securities                 Amount                 Offering                Aggregate              Amount Of
        To Be                    To be                 Price Per                Offering              Registration
      Registered               Registered               Share(1)                Price(1)                  Fee
------------------------------------------------------------------------------------------------------------------
Common Stock                 150,000 shares              $23.00               $3,450,000.00            $1,045.45
==================================================================================================================


(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the bid and ask price as quoted by the Company's market makers on July 29, 1997.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         Note: The documents containing the information concerning the Commercial Bancshares, Inc. 1997 Stock Option Plan (the "Plan") required by
Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Item 2 of Form S- 8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. Commercial Bancshares, Inc. (the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Commission:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (b) The Company's Form 8-K dated April 14, 1997 relating to events occurring at the Company's Annual Meeting of Shareholders on April 9, 1997.

         (c) The Company's Form 8-K dated May 20, 1997 relating to events occurring at the Company's May, 1997 Board of Directors Meeting.

         (d) The Company's Form 10-QSB for the quarter ended March 31, 1997.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Shumaker, Loop & Kendrick, LLP, as legal counsel to the Company, is giving an opinion as to the validity of the securities offered under this Registration Statement. Edwin G. Emerson, Esq., a partner of Shumaker, Loop & Kendrick, LLP, serves as a director of the Company and is the beneficial owner of 51,276 shares of Common Stock of the Company as of August 1, 1997.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Code of Regulations (the "Regulations") provides for the indemnification of Directors and Officers by the Company against any cost or expense, reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such or any service to the Company or for service at the request of the Company as a Director, Trustee, Officer, Employee or Agent of any other corporation, partnership, joint venture, trust or other enterprise. This indemnification includes the advancement of expenses including attorneys' fees incurred in defending any such action, suit or proceeding to the full extent permitted by Ohio General Corporation Law. The Company and its Directors and Officers shall be fully protected in taking any action or making any payment under this section, or in refusing to do so, in reliance upon the advice of counsel. The Board of Directors is empowered to authorize the Company to purchase and maintain insurance against liability on behalf of any Director, Officer, Employee or Agent of the company to the full extent permitted by law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
------            -------------------
4.1      Commercial Bancshares, Inc. 1997 Stock Option Plan.*

5.1      Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP, to the use of its opinion as an Exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1.

23.2     Consent of Crowe, Chizek and Company LLP.

--------------------
*Document has been filed with the Commission and is incorporated by reference.

ITEM 9. UNDERTAKINGS.

         1.  The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (I)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the formation set forth in the registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each eligible employee or director to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such individual otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written notice of the individual. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such individual.

         The Company also undertakes to deliver or cause to be delivered to all employees or directors participating in the Company's Stock Option Plan who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Upper Sandusky, State of Ohio this 1st day of August, 1997.

                              Commercial Bancshares, Inc.
                              -------------------------------

                              By: /s/ Raymond E. Graves
                                 ----------------------------
                                 Raymond E. Graves, Chief Executive Officer

                              By: /s/ Philip W. Kinley
                                 ----------------------------
                                 Philip W. Kinley, Vice President and
                                 Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Commercial Bancshares, Inc., hereby constitutes and appoints Raymond E. Graves, Chief Executive Officer of the Company, and Philip W. Kinley, Chief Financial Officer of the Company , or either of them individually, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of the shares of the Company's common stock to be offered under the Commercial Bancshares, Inc. 1997 Stock Option Plan, and to any and all amendments to such Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
/S/ Richard A. Sheaffer                     Chairman of the Board                                July 9, 1997
--------------------------------------------
Richard A. Sheaffer

/S/ Raymond E. Graves                       President, Chief Executive Officer, and Director     July 9, 1997
--------------------------------------------
Raymond E. Graves

/S/ James A. Deer                           Secretary and Director                               July 9, 1997
--------------------------------------------
James A. Deer

/S/ Philip W. Kinley                        Vice President and Chief Financial Officer           July 9, 1997
--------------------------------------------
Philip W. Kinley

/S/ Hazel D. Franks                         Director                                             July 9, 1997
--------------------------------------------
Hazel D. Franks

/S/ William T. Gillen                       Director                                             July 9, 1997
--------------------------------------------
William T. Gillen

/S/ Loren H. Dillon                         Director                                             July 9, 1997
--------------------------------------------
Loren H. Dillon

/S/ Mark Dillon                             Director                                             July 9, 1997
--------------------------------------------
Mark Dillon

/S/ Douglas C. Smith                        Director                                             July 9, 1997
--------------------------------------------
Douglas C. Smith

/S/ Michael A. Mastro                       Director                                             July 9, 1997
--------------------------------------------
Michael A. Mastro

/S/ B.E. Beaston                            Director                                             July 9, 1997
--------------------------------------------
B.E. Beaston

/S/ Daniel E. Berg                          Director                                             July 9, 1997
--------------------------------------------
Daniel E. Berg

                                  EXHIBIT INDEX

Exhibit
Number                        Exhibit Description
------                        -------------------
4.1      Commercial Bancshares, Inc. 1997 Stock Option Plan.*

5.1      Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2     Consent of Crowe, Chizek and Company, L.L.P.

--------------------
* Document has been filed with the Commission and is incorporated by reference.